Exhibit 99
IDACORP

February 19, 2009

FOR IMMEDIATE RELEASE

Lawrence F. Spencer, Director of Investor Relations
Phone:  (208) 388-2664
lspencer@idacorpinc.com

IDACORP Announces Year-End and Fourth Quarter 2008 Results

BOISE—IDACORP, Inc. (NYSE:IDA) reported 2008 net income of $98.4 million or $2.17 per diluted share compared to $82.3 million or $1.86 per diluted share in 2007. IDACORP reported 2008 fourth quarter net income of $7.4 million or $0.16 per diluted share, compared to $10.3 million or $0.23 per diluted share in 2007. Idaho Power Company (IPC), IDACORP’s principal subsidiary, reported fourth quarter net income of $7.7 million compared to $13.0 million in 2007.

“Our company faced many challenges navigating the economic and capital market turbulence of the past year, and managed through a multitude of issues to deliver improved annual results,” said LaMont Keen, IDACORP, Inc. and Idaho Power Company’s President and CEO. “We rigorously pursued lowering operating costs and recovering investment dollars throughout the past year, while still maintaining our low-cost position and high customer satisfaction marks.

“Our regulatory efforts met with mixed results. The Idaho Public Utilities Commission approved positive changes to our power cost adjustment mechanism; however, the recent 2008 general rate case order was disappointing.

“We remain focused on effectively managing our costs, assessing operations for additional efficiencies and working with regulators to obtain needed regulatory relief to achieve improved financial results both in the near term, given the challenges of the current environment, and the long term.”

Performance Summary

A summary of IDACORP’s and each IDACORP subsidiary’s net income for the fourth quarter and year ended December 31, 2008 as compared to 2007 is as follows:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands except per diluted share amounts)

Earnings From:
Idaho Power Company	$7,711	$12,976	$94,115	$76,579
IDACORP Financial Services (IFS)	1,214	1,738	3,426	7,112
Ida-West Energy	182	189	2,353	2,223
Holding Company
and All Other	(1,663)	(4,608)	(1,480)	(3,575)
Total Earnings	$7,444	$10,295	$98,414	$82,339

Average outstanding shares–diluted	46,027	44,918	45,332	44,291
Earnings per diluted share	$0.16	$0.23	$2.17	$1.86

The key factor affecting the change in IDACORP’s net income was IPC’s operating income, which decreased $2.0 million for the quarter and increased $34.6 million for the year. Rate increases during 2007 and 2008 increased general business revenues in 2008 as compared to 2007. These increases, combined with more favorable hydroelectric generating conditions, resulted in improved operating income.  However, increases in operating and maintenance expenses and interest expense due to higher long-term debt balances reduced the earnings contribution at IPC.  IPC earnings in the fourth quarter and for the year were also negatively impacted by a Federal Energy Regulatory Commission (FERC) decision increasing IPC’s Open Access Transmission Tariff (OATT) refund to its transmission service customers and an impairment charge for a decline in the market value of equity securities.

            The following table presents a reconciliation of IDACORP net income for the quarter and year ended December 31, 2007 to December 31, 2008.  These items are shown net of tax, in thousands of dollars.

	Quarter Ended		Year Ended
	December 31,		December 31,
IDACORP 2007 Net Income	$ 10,295		$ 82,339
Increased (Decreased) electric utility operating income	(1,202)	(1)	21,070	(2)
Gain on sale of Southwest Intertie Project	-		1,849
Decreased net income at IFS	(524)		(3,686)
Decreased loss at holding company	2,634		1,585
Increased IPC interest expense	(2,336)		(6,518)
Impairment of equity securities	(4,159)		(4,159)
Settlement of prior years’ tax returns	2,753		2,753
Other net increases	(17)		3,181
IDACORP 2008 Net Income	$ 7,444		$ 98,414

(1)       Decreased electric utility operating income includes increased general business revenue of $15.0 million, decreased other revenue of $4.8 million due to the OATT refund, increased net power supply costs (fuel and purchased power less off-system sales) of $6.0 million, a PCA expense decrease of $3.0 million, and increased O&M expense of $2.5 million.

(2)      Increased electric utility operating income includes increased general business revenue of $70.6 million, decreased other revenue of $4.8 million due to the OATT refund, decreased net power supply costs of $5.9 million, a PCA expense decrease of $44.9 million, and increased O&M expense of $4.6 million.

2009 Outlook

            The outlook for key operating and financial metrics is:

	2009	2008
Key Operating & Financial Metrics	Estimate	Actual
Idaho Power Operation &
Maintenance Expense (Millions)	$280-$290	$294
Idaho Power Capital
Expenditures (Millions) (1)	$220-$230	$244
Idaho Power Hydroelectric
Generation (Million MWh) (2)	6.5-8.5	6.9
Non-Regulated Subsidiary Earnings
and Holding Company Expenses (Millions) (3)	$0.0-$3.0	$4.3
Effective Tax Rates:
Idaho Power	31%-35%	29%
Consolidated – IDACORP	24%-28%	16%

(1)  IPC Capital Expenditures exclude costs for a base load energy resource. Subject to Board approval, IPC will seek approval from the IPUC relating to the base load resource during the first quarter of 2009 with a decision from the IPUC expected later this year. For the three-year period, 2009-2011, IPC expects to spend approximately $780 - $800 million. This amount includes expenditures for the siting and permitting of major transmission expansions for Boardman to Hemingway, Gateway West, Hemingway Station and the Hemingway Hubbard facilities, but excludes the costs for a base load energy resource.

(2)   The projected range for annual hydroelectric generation is based on 2008-09 Snake River Basin snowpack at 77 percent of average on February 17 with reservoir levels approximately 10 percent above normal.

(3)   The decrease from prior years is a result of expected declines in contributions from IFS because of lower tax benefits from aging investments.

Web Cast / Conference Call

IDACORP will hold an analyst conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). All parties interested in listening may do so through a live Web cast, or by calling (706) 902-2991 for listen-only mode.  The conference ID is 81151797, but no password is required. Details of the conference call logistics are posted on the company’s Web site (http://www.idacorpinc.com). A replay of the conference call will be available on the company’s Web site for a period of 12 months.

Background Information / Safe Harbor Statement

Boise, Idaho-based IDACORP, formed in 1998, is a holding company comprised of Idaho Power Company, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. To learn more about Idaho Power or IDACORP, visit www.idahopower.com or www.idacorpinc.com.

Certain statements contained in this news release, including statements with respect to future earnings, ongoing operations, and financial conditions, are “forward-looking statements” within the meaning of federal securities laws. Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Factors that could cause actual results to differ materially from the forward-looking statements include:  the effect of state and federal regulatory decisions affecting our ability to recover costs and/or earn a reasonable rate of return including, but not limited to, the disallowance of costs that have been deferred; changes in and compliance with state and federal laws, policies and regulations including the cost and effect of compliance, investigations and audits, penalties and costs of remediation that may or may not be recoverable through rates; changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdiction; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with laws, regulations, and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions, global climate change, and energy policies; global climate change and regional weather variations affecting customer demand and hydroelectric generation; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generation, transmission and distribution facilities, including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up; operation of power generating facilities including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply; changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities; blackouts or other disruptions of Idaho Power Company’s transmission system or the western interconnected transmission system; population growth rates and other demographic patterns; market prices and demand for energy, including structural market changes; increases in uncollectible customer receivables; fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets and other economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; changes in interest rates or rates of inflation; performance of the stock market, interest rates, credit spreads and other financial market conditions, as well as changes in government regulations, which affect the amount and timing of required contributions to pension plans and the reported costs of providing pension and other postretirement benefits; increases in health care costs and the resulting effect on medical benefits paid for employees; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; homeland security, acts of war or terrorism; natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements. Any such forward-looking statements should be considered in light of such factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2007, and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and other reports on file with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

IDACORP, Inc.
Condensed Consolidated Statements of Income
Summary Financial Information
(unaudited)
(thousands of dollars except for per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating Revenues:
Electric utility:
General business	$181,611	$156,966	$784,311	$668,303
Off-system sales	27,789	25,089	121,429	154,948
Other revenues	6,828	14,374	50,336	52,150
Total electric utility revenues	216,228	196,429	956,076	875,401
Other	804	1,017	4,338	3,993
Total operating revenues	217,032	197,446	960,414	879,394
Operating Expenses:
Electric utility:
Purchased power	56,237	48,091	231,137	289,484
Fuel expense	37,018	32,598	149,403	134,322
Power cost adjustment	(8,735)	(13,674)	(47,413)	(121,131)
Other operations and maintenance	74,708	70,639	294,029	286,510
Energy efficiency programs(1)	5,631	4,518	18,880	13,487
Gain on sale of emission allowances	-	-	(504)	(2,754)
Depreciation	24,001	26,203	102,086	103,072
Taxes other than income taxes	4,653	3,366	19,083	17,634
Total electric utility expenses	193,513	171,741	766,701	720,624
Other expense	(286)	1,910	3,046	6,692
Total operating expenses	193,227	173,651	769,747	727,316
Operating Income (Loss):
Electric utility	22,715	24,688	189,375	154,777
Other	1,090	(893)	1,292	(2,699)
Total operating income	23,805	23,795	190,667	152,078
Other Income (loss)	(3,267)	6,657	11,861	20,524
Earnings (Losses) of Unconsolidated Equity- Method Investments	675	(1,567)	(3,997)	(4,824)
Other Expense	2,912	1,597	7,861	8,434
Interest Expense:
Interest on long-term debt	17,404	16,655	67,251	59,961
Other interest	2,587	(502)	5,805	3,380
Total interest expense	19,991	16,153	73,056	63,341
Income (Loss) Before Income Taxes	(1,690)	11,135	117,614	96,003
Income Tax Expense (Benefit)	(9,134)	840	19,200	13,731
Income from Continuing Operations	7,444	10,295	98,414	82,272
Income from Discontinued Operations, net of tax	-	-	-	67
Net Income	$7,444	$10,295	$98,414	$82,339
Weighted Average Common Shares
Outstanding - Basic (000's)	45,812	44,754	45,147	44,151
Weighted Average Common Shares
Outstanding - Diluted (000's)	46,027	44,918	45,332	44,291
Earnings Per Share of Common Stock-diluted:
Earnings per share from Continuing Operations	$0.16	$0.23	$2.17	$1.86
Earnings per share from Discontinued Operations	-	-	-	-
Earnings Per Share of Common Stock-diluted	$0.16	$0.23	$2.17	$1.86
Dividends Paid Per Share of Common Stock	$0.30	$0.30	$1.20	$1.20

                (1)

                          (1)   The “Demand-side management” line title was changed to “Energy efficiency programs” to reflect the terminology commonly used for these programs.

IDACORP, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007
Summary Financial Information
(unaudited)
(Thousands of Dollars)

	Year Ended
	December 31,
	2008	2007

Operating Activities
Net Income	$98,414	$82,339
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	122,440	120,368
Deferred income taxes and investment tax credits	4,661	11,026
Changes in regulatory assets and liabilities	(64,068)	(128,089)
Undistributed earnings of subsidiaries	(7,423)	(6,273)
Gain on sales of assets	(3,446)	(4,758)
Other non-cash adjustments to net income	12,521	3,953
Excess tax benefit from share-based payment arrangement	(149)	(68)
Change in:
Accounts receivable and prepayments	(1,725)	(10,284)
Accounts payable and other accrued liabilities	16,248	2,206
Taxes accrued	(26,454)	(9,466)
Other	(14,506)	19,647

Net cash provided by operating activities	136,513	80,601

Investing Activities
Additions to property, plant and equipment	(243,544)	(287,219)
Proceeds from the sale of IDACOMM	-	7,283
Proceeds from the sale of non-utility assets	5,847	-
Proceeds from the sale of emissions allowances	2,959	19,846
Investments in affordable housing	(8,314)	348
Investments in unconsolidated affiliates	(3,038)	(8,535)
Purchase of available-for-sale securities	-	(24,349)
Proceeds from the sale of available-for-sale securities	-	26,110
Purchase of held-to-maturity securities	(4,248)	(3,116)
Maturity of held-to-maturity securities	6,060	3,317
Tax deposit withdrawal	44,903	-
Other	(3,449)	(795)

Net cash used in investing activities	(202,824)	(267,110)

Financing Activities
Increase in term loans	170,000	-
Issuance of long-term debt	120,000	240,000
Retirement of long-term debt	(11,349)	(95,033)
Purchase of pollution control bonds	(166,100)	-
Dividends on common stock	(54,239)	(53,012)
Net change in short-term borrowings	(39,095)	57,445
Issuance of common stock(1)	50,863	37,181
Acquisition of treasury stock	(304)	(346)
Excess tax benefit from share-based payment arrangement	149	68
Other	(2,752)	(1,720)

Net cash provided by financing activities	67,173	184,583

Net increase (decrease) in cash and cash equivalents	862	(1,926)

Cash and cash equivalents at beginning of year	7,966	9,892

Cash and cash equivalents at end of year	$8,828	$7,966

(1)           2008 includes $42 million from the issuance of 1.5 million shares of common stock under the continuous equity program.

IDACORP, Inc.
Condensed Consolidated Balance Sheets
As of December 31, 2008 and 2007
Summary Financial Information
(unaudited)
(Thousands of Dollars)

	December 31,
	2008	2007
Assets
Cash and cash equivalents	$8,828	$7,966
Receivables, net of allowance	91,380	118,695
Other current assets	166,076	140,046
Total current assets	266,284	266,707

Investments	198,552	201,085
Property, plant and equipment-net	2,758,165	2,616,552

Regulatory assets	696,332	449,668
Employee notes – long-term	54	2,325
Other assets	103,458	116,971
Total other assets	799,844	568,964

Total Assets	$4,022,845	$3,653,308

Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$86,528	$11,456
Notes payable	151,250	186,445
Accounts payable	96,785	85,116
Other current liabilities	61,105	92,298
Total current liabilities	395,668	375,315

Deferred income taxes	515,719	466,182
Regulatory liabilities	276,266	274,204
Other liabilities	349,304	173,412
Total other liabilities	1,141,289	913,798

Long-term debt	1,183,451	1,156,880
Shareholders’ equity	1,302,437	1,207,315

Total Liabilities & Shareholders’ Equity	$4,022,845	$3,653,308

Idaho Power Company Supplemental Operating Statistics

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Energy Use – MWh

Residential	1,366,338	1,395,370	5,297,257	5,227,166
Commercial	977,265	978,309	3,969,734	3,937,321
Industrial	831,736	877,700	3,355,202	3,453,633
Irrigation	85,489	61,705	1,921,520	1,923,705
Total General Business	3,260,828	3,313,084	14,543,713	14,541,825
Off-System Sales	527,235	633,188	2,047,604	2,743,647
Total	3,788,063	3,946,272	16,591,317	17,285,472

Revenue ($000’s)

Residential	$93,480	$83,674	$353,262	$308,208
Commercial	51,412	43,330	203,035	170,001
Industrial	32,178	27,140	122,302	101,409
Irrigation	4,541	2,822	105,712	88,685
Total General Business	181,611	156,966	784,311	668,303
Off-System Sales	27,789	25,089	121,429	154,948
Total	$209,400	$182,055	$905,740	$823,251

Weather Statistics

Heating Degree-days	2,029	2,119	5,586	5,128
Cooling Degree-days	14	1	1,068	1,290
Precipitation (inches)	3.89	3.36	9.25	8.09

Customers – Period End

Residential	404,373	400,637
Commercial	64,125	62,765
Industrial	125	123
Irrigation	18,542	18,126
Total	487,165	481,651